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Exhibit 24.2

POWER OF ATTORNEY

        BE IT KNOWN that the undersigned, Wilmington Trust Company, not in its individual capacity but solely as Delaware trustee (the "Delaware Trustee") of GMAC Education Loan Funding Trust-I, a Delaware statutory trust (the "Trust") created under the Trust Agreement, dated as of January 14, 2003, between GMAC ELF LLC, as sponsor (the "Sponsor"), and the Delaware Trustee, does hereby nominate, constitute and appoint the Sponsor, and its agents and attorneys, as its true and lawful representatives and attorneys-in-fact, with full power and authority in its name, place and stead to prepare, negotiate, make, execute, sign, acknowledge, swear to, file and deliver on behalf of the Trust any and all documents, reports, filings, instruments, certificates and opinions as shall be appropriate or necessary in connection with the conduct of its business and activities, and to take all actions necessary or appropriate in connection therewith, all as determined by the Sponsor.

        The rights, powers, and authority of the Sponsor, as granted by this instrument, shall commence and be in full force and effect as of the date of this Power of Attorney, and shall remain in full force and effect until the purposes of this appointment and authorization be accomplished, or until the Delaware Trustee gives notice that such rights, powers and authority are terminated, whichever shall earlier occur.

        This Power of Attorney shall be governed by and construed in accordance with the laws of the State of Delaware.

        IN WITNESS WHEREOF, Wilmington Trust Company, not in its individual capacity, but solely as Delaware Trustee, intending to be legally bound hereby, has duly executed this instrument.

        Dated as of January 15, 2003.

Wilmington Trust Company, not in its individual capacity but solely as Delaware Trustee of GMAC Education Loan Funding Trust-I
By:	/s/ PATRICIA A. EVANS Name: Patricia A. Evans Title: Assistant Vice President

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POWER OF ATTORNEY